SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) AUGUST 27, 2004
                                                       ---------------


                         FRANKLIN ELECTRIC CO., INC.
                         ---------------------------
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


              INDIANA                    0-362              35-0827455
              -------                    -----              ----------
  (STATE OR OTHER JURISDICTION OF     (COMMISSION        (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)     FILE NUMBER)      IDENTIFICATION NO.)


           400 EAST SPRING STREET
              BLUFFTON, INDIANA                            46714
              -----------------                            -----
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)


                              (260) 824-2900
                              --------------
            (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Item 8.01  Other Events.
------------------------

On August 27, 2004, Franklin Electric Co., Inc. announced that it will begin selling its submersible motor products in North America directly to water systems distributors in addition to its existing original equipment manufacturer (OEM) customers. The Company also announced that it had entered into a definitive agreement to acquire the assets of JBD, Inc, the former Jacuzzi Brand pump company, based in Little Rock, Arkansas.

A copy of the press release issued by the Company in connection with these announcements is filed as Exhibit 99 to this report and is incorporated herein by reference.


Item 9.01 Financial Statements and Exhibits
-------------------------------------------

c) Exhibits



                                 SIGNATURES
                                 ----------




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          FRANKLIN ELECTRIC CO., INC.
                                          ---------------------------

                                                 (Registrant)




Date August 27, 2004         By  /s/ Gregg C. Sengstack
     ---------------             ----------------------
                                 Gregg C. Sengstack, Senior Vice
                                 President, Chief Financial
                                 Officer and Secretary (Principal
                                 Financial and Accounting Officer)

   Exhibit 99   August 27, 2004 Press Release



Press Release
-------------


For Immediate Release                          For Further Information
                                          Refer to: Gregg C. Sengstack
                                                          260-824-2900


                        FRANKLIN ELECTRIC CHANGES ITS
              NORTH AMERICAN WATER SYSTEMS DISTRIBUTION STRATEGY
                       AND AGREES TO ACQUIRE JBD, INC.


BLUFFTON, INDIANA - AUGUST 27, 2004 -- Franklin Electric Co., Inc. (NASDAQ:FELE), the world's largest manufacturer of submersible electric motors and controls, today announced that it will begin selling its submersible motor products in North America directly to water systems distributors in addition to its existing original equipment manufacturer
(OEM) customers. The Company also announced that it had entered into a definitive agreement to acquire the assets of JBD, Inc., the former Jacuzzi Brand pump company, based in Little Rock, Arkansas.
The Company plans to sell its submersible motor products in North America directly to Water Systems Distributors beginning November 2004. The Company believes that this change to its distribution channel will result in lower costs, lower investment in inventories and quicker delivery for its distributors.
R. Scott Trumbull, Chairman and Chief Executive Officer of the Company, stated "These changes are significant for us and for our customers and represent our efforts to respond to the changing market conditions in the submersible water systems industry. In recent years market conditions have changed; there has been a significant consolidation of industry players at both the submersible pump OEM and distributor levels. In light of these conditions, we believe that changes to our Water Systems Distribution Channel to allow for direct sales to distributors are necessary, appropriate and in the best interests of Franklin and the industry we serve."
"Our prices to distribution (through both OEMs and distributors) will be set at a level modestly above that needed to recover our additional marketing and selling costs on an ongoing basis. It is our expectation that there will be little impact to our 2004 profitability, after considering the start-up costs of this endeavor. For 2005, we expect our operating margins to expand modestly."

As to the Company's proposed acquisition of JBD, Inc., Mr. Trumbull commented, "As we discussed our direct sales plan with our major distributors, they encouraged us to consider acquiring a pump product line in addition to selling our motors directly to them. These distributors pointed out that JBD, Inc. has a reputation for excellent quality and hydraulics technology. As a long time supplier to JBD, we were already aware that it has a seasoned management team and operates out of a well-maintained 250,000 sq. ft. facility in Little Rock, Arkansas. During due diligence we confirmed the overall quality of JBD's pump product lines and found that JBD's manufacturing capacity could be significantly expanded with only incremental investment. We believe that with Franklin's global purchasing reach we can reduce JBD's manufacturing costs, and that with Franklin's manufacturing, technical and logistics support we can improve quality and availability as well. We are confident that we will be able to significantly increase JBD's current annual sales rate of about $30 million."
The Company expects to close the JBD acquisition within the next thirty days. The total consideration for the transaction was not disclosed; however, the Company will pay for this acquisition out of cash on hand. While the Company expects the acquisition to be immediately accretive to earnings, given the relatively modest size of the transaction, the Company expects that the accretion in 2004 will be approximately one cent per share.
Commenting on the relationship between the Company's distribution channel change and its acquisition of JBD, Mr. Trumbull stated, "We believe our acquisition of JBD will enhance our plans for selling motors directly to distributors. We also believe that it may open the door to new longer term growth opportunities for Franklin. It should enable us to approach our core global water well market from a total systems perspective. We now can combine our world leading submersible scale and technology with hydraulics skills to produce superior products to help meet the world's growing need for water."
"We believe we are uniquely positioned to attack this global market opportunity. We are the world leader in submersible electric motor technology. We are also the world leader in submersible motor drives and control technology, and with the addition of JBD's management team and other technical resources, we will have world-class hydraulics skills as well. We intend to fully integrate our technical and product design expertise in these three areas to develop continuously improving, highly reliable, cost-effective submersible water pumping systems for the global market. These changes have the potential to improve our profitability and prospects for growth going forward by increasing both our product line and our customer base."
Additional Information on Company Website
-----------------------------------------

The Company has provided a pre-recorded message from its Chief Executive Officer and Chief Financial Officer, offering additional information regarding these changes. This message can be reached directly by using the following link. http://www.vcall.com/CEPage.asp?ID=89115. You can also find this link on the Company's website www.fele.com. This message will be available through September 6, 2004.

Franklin Electric, a technical leader in electric motors, drives and controls, is the world's largest manufacturer of submersible water and fueling systems motors, a manufacturer of underground fueling systems hardware and flexible piping systems and a leader in engineered industrial motor products.

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"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995. Any forward looking statements contained herein involve risks and uncertainties, including but not limited to, general economic and currency conditions, various conditions specific to the Company's business and industry, market demand, competitive factors, supply constraints, technology factors, government and regulatory actions, the Company's accounting policies, future trends, and other risks which are detailed in the Company's Securities and Exchange Commission filings. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements.